UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 17, 2017
Adient plc
(Exact name of registrant as specified in its charter)

Ireland	001-37757	98-1328821
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25-28 North Wall Quay, IFSC Dublin 1, Ireland
(Address of principal executive offices)

Registrant’s telephone number, including area code: 414-220-8900
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 17, 2017 (the “Effective Date”), Adient plc (“Adient”) and its subsidiary, Adient US LLC, entered into Key Executive Severance and Change of Control Agreements (each, an “Agreement”, collectively the “Agreements”) with certain executive officers, including the following (the “Executives”):

•	R. Bruce McDonald, Chairman and Chief Executive Officer
•	Jeffrey M. Stafeil, Executive Vice President and Chief Financial Officer
•	Neil E. Marchuk, Executive Vice President and Chief Human Resources Officer
•	Byron S. Foster, Executive Vice President
•	Eric S. Mitchell, Executive Vice President
•	Cathleen A. Ebacher, Vice President, General Counsel and Secretary
The Agreements provide potential benefits to the Executives in the event of qualifying terminations of employment and require the Executives to agree to restrictive covenants. The benefits provided by the Agreements vary depending on whether the qualifying termination of employment is in connection with a change of control (as defined in the Agreements), as follows:

	Change of Control Termination	Non-Change of Control Termination
Qualifying Termination	During the two years after a change of control:	• •	Involuntary termination other than for cause, disability or death Resignation for good reason
• An involuntary termination other than for cause, disability or death
• Resignation for good reason
Cash Severance	Three times the sum of base salary and average annual bonus	One and one-half times (two times for Mr. McDonald) base salary
Bonus	Full current year annual bonus based on actual performance	Pro rata current year annual bonus based on actual performance
Benefits Replacement	Cash payment equal to monthly employer contributions for welfare benefits, retirement plans and car lease multiplied by 36	Cash payment equal to monthly employer contributions for welfare benefits, retirement plans and car lease multiplied by 18 (24 for Mr. McDonald)
Equity Awards	• Vesting of awards accelerates on a change of control only if they are (1) not assumed or replaced or (2) terminated	Awards vest on a pro rata basis (subject to achievement of any applicable performance goals)
• Upon subsequent termination of employment, awards vest on a pro rata basis (subject to achievement of any applicable performance goals)
Employee Obligations	•	Perpetual confidentiality covenant, trade secrets protection, non-disparagement, non-competition and non-solicitation for 12-18 months
	•	Severance benefits are contingent on the Executive providing a release of claims to Adient
Excise Tax Gross-Up Payments	None

In connection with Mr. McDonald’s entry into his Agreement, the Employment Agreement, dated January 17, 2008, by and between Mr. McDonald and Johnson Controls, Inc., and the Change of Control Employment Agreement, dated September 25, 2012, by and between Mr. McDonald and Johnson Controls, Inc. (which agreements were assumed by Adient), were terminated effective immediately prior to the Effective Date. None of the other Executives had an existing employment or change of control agreement.
The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Agreements, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Exhibit Description
10.1
Form of Key Executive Severance and Change of Control Agreement by and among Adient plc, Adient US LLC and the following executive officers: R. Bruce McDonald, Jeffrey M. Stafeil, Neil E. Marchuk, Byron S. Foster, Eric S. Mitchell and Cathleen A. Ebacher.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adient plc
Date: January 20, 2017	By:	/s/ Cathleen A. Ebacher
	Name:	Cathleen A. Ebacher
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1
Form of Key Executive Severance and Change of Control Agreement by and among Adient plc, Adient US LLC and the following executive officers: R. Bruce McDonald, Jeffrey M. Stafeil, Neil E. Marchuk, Byron S. Foster, Eric S. Mitchell and Cathleen A. Ebacher.